EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT


                                       Percentage                 State
Subsidiaries                             Owned               of Incorporation

Sandy Spring Capital Trust I             100%                   Delaware

Sandy Spring Bank                        100%                   Maryland

Sandy Spring Insurance
Corporation (1)                          100%                   Maryland

Sandy Spring Mortgage
Corporation (1)                          100%                   Maryland

The Equipment Leasing
Company (1)                              100%                   Maryland


(1)       100% owned by Sandy Spring Bank